NEWS RELEASE

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Leslie Loyet
Chairman & CEO	Analysts/Investors
(312) 346-8100	(312) 981-8543
lloyet@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, JULY 28, 2011

OLD REPUBLIC REPORTS SECOND QUARTER AND FIRST HALF 2011 FINANCIAL RESULTS

CHICAGO – July 28, 2011 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the second quarter and first half of 2011:

Financial Highlights
(Unaudited; All amounts in this report are in millions except per share data and percentages)

	Quarters Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Operating Revenues	$1,097.9	$935.3	17.4%	$2,221.0	$1,864.9	19.1%
Net Operating Income (Loss)	(64.3)	10.0	N/M	(81.5)	33.2	-345.5
Net Income (Loss)	$(66.3)	$57.4	-215.4%	$(79.2)	$82.5	-196.0%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.25)	$0.05	N/M	$(0.32)	$0.16	-300.0%
Net Income (Loss)	$(0.26)	$0.23	-213.0%	$(0.31)	$0.35	-188.6%

Cash Dividends Per Share	$0.1750	$0.1725	1.4%	$0.3500	$0.3450	1.4%
Ending Book Value Per Share				$15.56	$16.84	-7.6%

N/M: Not meaningful

Old Republic’s consolidated operating results remained unprofitable in the latest quarterly and year-to-date periods of 2011. This compares with slight profitability in the same periods of 2010 even though operations in last year’s second half negated those results and led to a relatively small loss for the entire year.

From a business segment standpoint, 2011 quarterly and year-to-date comparisons with 2010 reflect more positive general and title insurance results. Mortgage guaranty performance, however, suffered from worsening claim cost trends.

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Second quarter and first half 2011 financial data includes the accounts of PMA Capital Corporation (“PMA”) whose merger with Old Republic occurred on October 1, 2010. The addition of PMA-related accounts in this year’s second quarter and first half had a positive effect on consolidated operating revenues of $137.5 and $279.5, and on net operating results of approximately $4.1 and $11.1, respectively.

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below.

	Quarters Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Operating revenues:
General insurance	$612.6	$468.3	30.8%	$1,238.1	$947.5	30.7%
Mortgage guaranty	128.3	152.1	-15.7	259.5	312.6	-17.0
Title insurance	334.6	293.5	14.0	674.6	555.6	21.4
Corporate and other	22.3	21.3	4.9	48.6	49.1	-1.0
Total	$1,097.9	$935.3	17.4%	$2,221.0	$1,864.9	19.1%
Pretax operating income (loss):
General insurance	$71.0	$29.3	142.0%	$139.5	$98.6	41.5%
Mortgage guaranty	(175.8)	(22.1)	N/M	(277.0)	(56.3)	-392.0
Title insurance	5.5	4.0	38.6	8.1	(4.6)	276.6
Corporate and other	(6.1)	(3.2)	-90.3	(7.5)	(1.4)	-432.6
Sub-total	(105.4)	7.9	N/M	(136.8)	36.2	-477.2
Realized investment gains (losses):
From sales	5.0	72.8		11.5	75.8
From impairments	(8.0)	-		(8.0)	-
Net realized investment gains (losses)	(2.9)	72.8	-104.1	3.5	75.8	-95.4
Consolidated pretax income (loss)	(108.3)	80.8	-234.1	(133.3)	112.1	-218.9
Income taxes (credits)	(42.0)	23.3	-280.0	(54.0)	29.5	-282.7
Net income (loss)	$(66.3)	$57.4	-215.4%	$(79.2)	$82.5	-196.0%

Consolidated underwriting ratio:
Benefits and claim ratio	70.3%	60.4%	67.0%	60.0%
Expense ratio	48.1	48.8	47.6	48.1
Composite ratio	118.4%	109.2%	114.6%	108.1%

Diluted earnings per share:
Net operating income (loss)	$(0.25)	$0.05		$(0.32)	$0.16
Net realized investment gains (losses)	(0.01)	0.18		0.01	0.19
Net income (loss)	$(0.26)	$0.23		$(0.31)	$0.35

Cash dividends paid per share	$0.1750	$0.1725	1.4%	$0.3500	$0.3450	1.4%

Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.19	$0.09	$0.38	$0.27
Mortgage guaranty	(0.45)	(0.05)	(0.70)	(0.13)
Title insurance	0.02	0.01	0.02	(0.01)
Corporate and other	(0.01)	-	(0.02)	0.03
Subtotal	(0.25)	0.05	(0.32)	0.16
Net realized investment gains (losses)	(0.01)	0.18	0.01	0.19
Net income (loss)	$(0.26)	$0.23	$(0.31)	$0.35

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The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The preceding tables show both operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The composition of realized gains or losses follows:

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$-	$(44.0)	$-	$(44.0)
Accounting adjustment for impairment
charges taken in prior periods	-	71.9	.4	71.9
Net amount included herein	-	27.9	.4	27.9
Net realized gains from sales of all other securities	5.0	44.9	11.1	47.9
Net gain (loss) from actual sales	5.0	72.8	11.5	75.8
Net realized losses from impairments	(8.0)	-	(8.0)	-
Net realized investment gains (losses) reported herein	$(2.9)	$72.8	$3.5	$75.8

General Insurance Results – Operating earnings for 2011’s second quarter and first half were affected positively by moderately lower claim costs and the above-noted inclusion of PMA’s accounts. Key indicators of year-over-year performance are shown in the following table:

	General Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Net premiums earned	$519.0	$401.0	29.4%	$1,051.4	$812.8	29.4%
Net investment income	68.2	64.7	5.5	134.6	129.3	4.1
Benefits and claims costs	368.3	318.4	15.7	758.0	609.2	24.4
Pretax operating income (loss)	$71.0	$29.3	142.0%	$139.5	$98.6	41.5%

Claim ratio	71.0%	79.4%	72.1%	74.9%
Expense ratio	26.9	27.8	25.8	27.3
Composite ratio	97.9%	107.2%	97.9%	102.2%

Second quarter, 2011 inclusion of the PMA-related accounts resulted in approximate increases of $108.8 in net premiums earned, $5.2 in net investment income, $76.9 in benefits and claims costs, and $5.9 in pretax operating income. For the first half of this year these amounts were $222.6, $8.8, $157.8, and $16.8, respectively.

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Excluding PMA’s contribution, the remaining portion of general insurance net premiums earned reflected basically flat quarterly and year-to-date comparisons. As reported for the past several years, the combination of recessionary conditions and a soft pricing environment in the commercial insurance arena has constrained premium growth. Lessened economic activity affects such factors as insureds’ sales and employment levels, both of which are important elements upon which Old Republic’s insurance premiums are based.

Overall general insurance underwriting performance was relatively stable in this year’s first half. The consumer credit indemnity coverage which is in temporary run off and thus reflects only renewal premiums from 2008 and prior years’ production, continued to produce adverse underwriting results, albeit at a moderately reduced level. As a consequence, the overall general insurance claim ratio was burdened by an additional 1.7 and 11.0 percentage points in the second quarter of 2011 and 2010, respectively, and by 3.0 and 7.4, for the first half of 2011 and 2010, respectively.

While the PMA merger produced a meaningful addition to the general insurance segment’s consolidated invested asset base, net investment income did not grow commensurably. The lower yields available for newly investable funds and the relatively short maturity configuration of the investment portfolio continued to impede revenue growth from this source.

Mortgage Guaranty Results – Operating performance in this year’s second quarter and first half was affected adversely by higher claim costs and the much lower investment income generated by a smaller invested asset base. Key indicators of this segment’s interim results are shown in the following tables:

	Mortgage Guaranty Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Net premiums earned	$111.7	$129.1	-13.5%	$225.7	$265.4	-15.0%
Net investment income	16.0	21.9	-26.9	32.7	45.1	-27.5
Claims costs	283.7	153.6	84.6	496.5	327.0	51.8
Pretax operating income (loss)	$(175.8)	$(22.1)	N/M	$(277.0)	$(56.3)	-392.0%

Claim ratio	253.9%	119.0%	220.0%	123.2%
Expense ratio	16.0	13.8	15.5	13.6
Composite ratio	269.9%	132.8%	235.5%	136.8%

In 2010’s first half, Old Republic’s mortgage guaranty subsidiaries had negotiated the terminations of various captive reinsurance and pool insurance contracts. From a financial accounting standpoint, premiums obtained upon terminations of captive reinsurance agreements are recognized as income when they are received rather than being deferred to future periods when the related claim costs are expected to arise. While terminations of pool insurance contracts cause a reduction of incurred claims due to the positive effect of reserves transferred, cash outflows ensue. As a result of these transactions, first half 2010 net premiums earned were enhanced by $10.7, net losses incurred were reduced by $51.7, and net operating cash outflows of $291.4 were sustained. No similar transactions of significance have occurred during 2011.

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Mortgage Guaranty Group earned premiums continued to decline in the latest quarterly and year-to-date periods. The reduction stemmed from lower volumes of new insurance, premium refunds related to claim rescissions, and the above noted termination of pool insurance contracts which effectively ended subsequent periods' premium inflows. Moreover, new business volume reflected ongoing weakness from the downturn in overall mortgage originations, lower industry-wide penetration of the nation's current mortgage market, and the effects of the more selective underwriting guidelines employed since late 2007.

Net investment income declined as the result of a lower invested asset base brought about by higher claim disbursements, lower premium volume, termination of insured mortgage pools, and a low yield environment for quality securities to which the investment portfolio is directed.

The effect of the above-noted captive and pool transactions on 2010 premiums and claim costs notwithstanding, mortgage guaranty recurring claim costs rose by 62.0 percent and 31.1 percent in this year’s second quarter and first half, respectively. While newly reported defaults have continued in a downtrend, the combination of much higher claim payments, reduced levels of claim rescissions or denials, and higher claim severity has placed renewed upward pressure on claim costs. The following table shows the major components of incurred claim ratios including the above noted effects of captive reinsurance and pool insurance contract terminations.

		Mortgage Guaranty Group
		Quarters Ended		Six Months Ended
		June 30,		June 30,
		2011	2010	2011	2010
	Components of incurred claim ratio as a
	percent of earned premiums:
	Paid claims:
	Excluding captive and pool transactions	255.1%	139.5%	254.0%	126.7%
	Captive and pool transactions	-2.3	94.6	-1.2	108.6
	Paid claim ratio	252.8	234.1	252.8	235.3
	Claim reserve provisions:
	Excluding captive and pool transactions	0.7	1.9	-33.2	22.0
	Captive and pool transactions	0.4	-117.0	0.4	-134.1
	Claim reserve provision ratio	1.1	-115.1	-32.8	-112.1
Incurred claim ratio:	As reported	253.9%	119.0%	220.0%	123.2%
	Excluding captive
	and pool transactions	255.8%	141.4%	220.8%	148.7%

Production and other expenses declined slightly during 2011. From an expense ratio standpoint, however, the decline’s beneficial effect was largely negated by a greater reduction in the earned premium base.

As previously reported, the Company’s flagship mortgage guaranty insurance carrier has been operating pursuant to a waiver of minimum state regulatory capital requirements since December 2009. The waiver was due to expire on June 30, 2011, but was recently extended to August 31, 2011. In these regards, the Company has been consulting with its state regulator and its two major policyholders, Fannie Mae and Freddie Mac, about its objective of moving production of new business to a separately capitalized and held mortgage guaranty insurance subsidiary. The latter’s capitalization meets regulatory requirements, but Old Republic has not as yet been able to

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secure the regulator’s and the two major policyholders’ concurrence with this objective. While the Company will continue to pursue these important capital utilization and related enterprise risk management matters, it is probable that new business production will cease, at least temporarily, prior to August 31, 2011. Absent approval to underwrite new production through the separately capitalized subsidiary, it is most likely that the flagship insurance carrier’s existing book of business would be placed into run off operating mode. In this circumstance, the Company’s interest would be to manage the business within constraints of this segment’s current capital base of $445.1 and thereby limit a possible future economic loss from run off operations to this amount. The capital base of $445.1 accounts for approximately $1.74 (11%) of Old Republic's book value per share of $15.56 as of mid-year 2011.

In the past three and one half years since the advent of the current economic crisis, the production of new mortgage guaranty risk has not been meaningfully additive to the Company’s net risk in force. Old Republic continues to believe, however, that, with necessary risk management revisions to the existing mortgage guaranty business model, and with new business production through its separately capitalized subsidiary, it has meritorious long-term interests in this line as a part of its widely diversified product offerings.

Title Insurance Results – Old Republic’s title business continued to reflect the positive operating momentum that first emerged in the second quarter of 2009. Key performance indicators are shown below:

	Title Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Net premiums and fees earned	$327.1	$286.6	14.2%	$659.9	$541.8	21.8%
Net investment income	6.9	6.6	4.3	13.6	13.2	2.4
Claims costs	25.1	22.0	14.0	51.1	40.8	25.2
Pretax operating income (loss)	$5.5	$4.0	38.6%	$8.1	$(4.6)	276.6%

Claim ratio	7.7%	7.7%	7.8%	7.5%
Expense ratio	92.3	93.5	92.7	95.9
Composite ratio	100.0%	101.2%	100.5%	103.4%

Continued growth in premiums and fees benefitted mostly from market share gains emanating from title industry dislocations and consolidation during the past three years or so. The claim ratio for this year’s first six months was slightly elevated as it reflected moderate additions to reserve levels in response to current claim emergence trends. While production and other expenses rose by 13.7 percent and 18.5 percent quarter-over-quarter and for the year-to-date period, respectively, the increase was lower than the 14.2 percent and 21.8 percent growth in premiums and fees revenues for these respective periods.

Corporate and Other Operations – The Company’s small life and health business and the net costs associated with the parent holding company and its internal services subsidiaries produced losses for the 2011 and 2010 periods. Variations in the results posted by these relatively minor elements of Old Republic’s operations usually stem from volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest expenses on intra-system financing arrangements.

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	Corporate and Other Operations
	Quarters Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Life & health premiums earned	$19.8	$18.7	5.9%	$43.6	$43.8	-0.3%
Net investment income	1.9	1.7	9.8	3.6	3.5	3.3
Other income	0.6	0.8	-26.6	1.2	1.7	-27.6
Benefits and claims costs	10.6	10.1	4.4	22.2	21.3	4.2
Insurance expenses	10.9	10.6	2.4	23.5	23.1	1.9
Corporate and other expenses-net	6.9	3.7	87.1	10.2	6.0	70.3
Pretax operating income (loss)	$(6.1)	$(3.2)	-90.3%	$(7.5)	$(1.4)	-432.6%

Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic's consolidated cash and invested assets as well as shareholders' equity accounts at the dates shown:
					% Change
		June	December	June	June '11	June 11'
		2011	2010	2010	Dec '10	June 10'
Cash and invested assets:	Fair value basis	$10,670.4	$10,490.7	$9,757.4	1.7%	9.4%
	Original cost basis	$10,187.9	$10,015.1	$9,311.8	1.7%	9.4%

Shareholders’ equity:	Total	$3,972.4	$4,121.4	$3,983.8	-3.6%	-0.3%
	Per common share	$15.56	$16.16	$16.84	-3.7%	-7.6%

Composition of shareholders’ equity per share:
Equity before items below		$13.71	$14.36	$14.99	-4.5%	-8.5%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.85	1.80	1.85
Total		$15.56	$16.16	$16.84	-3.7%	-7.6%

Consolidated cash flow from operating activities produced a deficit of $153.4 for the first half of 2011 compared to a deficit of $211.3 for the same period of 2010.

The consolidated investment portfolio reflects a current allocation of approximately 83 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives. These are intended to assure solid funding of its insurance subsidiaries’ long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

The investment portfolio contains no significant direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Old Republic's equity investments include common stock holdings in two leading publicly held mortgage guaranty (“MI”) businesses (MGIC Investment Corp. and The PMI Group). These securities were acquired in 2007 and 2008 as passive long-term investment additions for a core segment of Old Republic’s business in anticipation of a cyclical recovery of the MI industry in 2010. In management’s opinion, the past three years’ depressed market valuations and the operating performance of companies involved in the housing and mortgage-lending sectors of

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the American economy have been impacted significantly by adverse cyclical and macroeconomic conditions. As indicated in the following table, the aggregate fair value of the two securities as of the date shown was significantly below their original cost, and moderately above their cumulative other-than-temporarily-impaired level.

		Passive Mortgage Guaranty Investments
		As of and for the Periods Shown:
		June 30,	December 31,
		2011	2010	2009
Total value of the two MI investments:	Original cost	$313.2	$313.2	$416.4
	Impaired cost	67.5	75.6	106.8
	Fair value	90.1	167.9	130.7
	Underlying equity(*)	$117.9	$136.2	$274.6

	Pretax other-than-temporary impairments
	recorded in income statement of the period	$(8.0)	$-	$-
	Pretax unrealized investment gains (losses)
	recorded directly in shareholders’ equity account:
	For the period	$(69.7)	$68.4	$48.0
	Cumulatively	$22.6	$92.3	$23.9

(*) Underlying equity based on latest reports (which may lag by one quarter) issued by investees.

Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and impairments or changes in market valuations of invested assets during the periods shown below:
	Shareholders’ Equity Per Share
	Quarter Ended	Six Months Ended
	June 30,	June 30,
	2011	2011	2010
Beginning balance	$15.87	$16.16	$16.49
Changes in shareholders’ equity:
Net operating income (loss)	(0.25)	(0.32)	0.14
Net realized investment gains (losses):
From sales	0.01	0.03	0.21
From impairments	(0.02)	(0.02)	-
Subtotal	(0.01)	0.01	0.21
Net unrealized investment gains (losses)	0.13	0.04	0.34
Total realized and unrealized investment gains (losses)	0.12	0.05	0.55
Cash dividends	(0.17)	(0.35)	(0.34)
Stock issuance, foreign exchange, and other transactions	(0.01)	0.02	-
Net change	(0.31)	(0.60)	0.35
Ending balance	$15.56	$15.56	$16.84

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Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its second quarter 2011 performance and to review major operating trends and business developments. To access this call, please log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 877-870-5176, passcode 3724581, which will be available through August 5, 2011. The replay will also be available on Old Republic International’s website through August 28, 2011.

Financial Supplement
A financial supplement to this news release is available on the Company's website.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $16.08 billion and shareholders’ equity of $3.97 billion or $15.56 per share. Its current stock market valuation is approximately $2.75 billion, or $10.61 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2010, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.4 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.9 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 11.4 percent per share, and the regular cash dividend has grown at a 10.2 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 92 companies, out of 10,000-plus publicly held U.S. corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Safe Harbor Statement

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	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		June 30,	December 31,	June 30,
	SUMMARY BALANCE SHEETS:	2011	2010	2010
	Assets:
	Cash and fixed maturity securities	$9,899.1	$9,663.6	$9,069.6
	Equity securities	622.2	672.4	551.6
	Other invested assets	149.0	154.7	136.1
	Cash and invested assets	10,670.4	10,490.7	9,757.4
	Accounts and premiums receivable	1,055.5	1,022.9	801.2
Federal income tax recoverable:	Current	31.7	44.6	11.9
	Deferred	97.5	45.3	-
	Reinsurance balances recoverable	3,230.9	3,262.5	2,593.5
	Prepaid federal income taxes	63.5	102.9	105.3
	Sundry assets	937.1	913.4	700.0
	Total	$16,086.9	$15,882.7	$13,969.6
	Liabilities and Shareholders’ Equity:
	Policy liabilities	$1,453.1	$1,424.9	$1,229.9
	Benefit and claim reserves	8,680.7	8,814.6	7,587.7
	Federal income tax payable: Deferred	-	-	110.6
	Debt	923.1	475.0	346.8
	Sundry liabilities	1,057.6	1,046.7	710.6
	Shareholders’ equity	3,972.4	4,121.4	3,983.8
	Total	$16,086.9	$15,882.7	$13,969.6

		Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
		2011	2010	2011	2010	2011	2010
	Net premiums and fees earned	$977.7	$835.4	$1,980.8	$1,663.9	$3,890.3	$3,463.6
	Net investment income	93.1	95.0	184.6	191.3	372.3	387.6
	Other income	27.0	4.8	55.5	9.6	86.9	20.1
	Net realized investment gains (losses)	(2.9)	72.8	3.5	75.8	36.8	81.8
	Total revenues	1,094.9	1,008.1	2,224.5	1,940.7	4,386.5	3,953.2
	Benefits and claims	687.7	504.3	1,328.0	998.4	2,594.9	2,305.7
	Sales and other expenses	515.5	423.0	1,029.8	830.1	2,009.3	1,630.5
	Total expenses	1,203.3	927.3	2,357.8	1,828.6	4,604.2	3,936.2
	Pretax income (loss)	(108.3)	80.8	(133.3)	112.1	(217.7)	16.9
	Income taxes (credits)	(42.0)	23.3	(54.0)	29.5	(86.1)	(36.1)
	Net income (loss)	$(66.3)	$57.4	$(79.2)	$82.5	$(131.5)	$53.1

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$(.26)	$.24	$(.31)	$.35	$(.53)	$.23
	Diluted	$(.26)	$.23	$(.31)	$.35	$(.53)	$.22
	Components of earnings per share:
	Basic, net operating income (loss)	$(.25)	$.04	$(.32)	$.14	$(.62)	$(.08)
	Realized investment gains (losses)	(.01)	.20	.01	.21	.09	.31
	Basic net income (loss)	$(.26)	$.24	$(.31)	$.35	$(.53)	$.23
	Diluted, net operating income (loss)	$(.25)	$.05	$(.32)	$.16	$(.62)	$(.07)
	Realized investment gains (losses)	(.01)	.18	.01	.19	.09	.29
	Diluted net income (loss)	$(.26)	$.23	$(.31)	$.35	$(.53)	$.22
	Cash dividends on common stock	$.1750	$.1725	$.3500	$.3450	$.6950	$.6850
	Book value per share					$15.56	$16.84
	Common shares outstanding:
	Average basic	254,972,652	236,552,439	254,873,612	236,478,265	250,237,869	236,327,619
	Average diluted	254,972,652	264,227,861	254,873,612	264,081,560	250,237,869	236,439,308
	Actual, end of period					255,369,362	236,626,501

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(66.3)	$57.4	$(79.2)	$82.5	$(131.5)	$53.1
	Post-tax net unrealized gains (losses)	32.2	(29.9)	9.2	81.5	29.4	312.8
	Other adjustments	(1.8)	(1.8)	3.7	1.2	5.9	11.7
	Net adjustments	30.4	(31.8)	13.0	82.8	35.4	324.5
	Comprehensive income (loss)	$(35.8)	$25.6	$(66.2)	$165.3	$(96.1)	$377.6

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Old Republic International Corporation
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Old Republic International Corporation
Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended June 30, 2011

General	$519.0	$68.2	$25.2	$612.6	$368.3	$173.2	$541.5	$71.0	97.9%
Mortgage	111.7	16.0	.5	128.3	283.7	20.4	304.1	(175.8)	269.9
Title	327.1	6.9	.6	334.6	25.1	303.9	329.1	5.5	100.0
Other	19.8	1.9	.6	22.3	10.6	17.9	28.5	(6.1)	-
Consolidated	$977.7	$93.1	$27.0	$1,097.9	$687.7	$515.5	$1,203.3	$(105.4)	118.4%

Quarter Ended June 30, 2010

General	$401.0	$64.7	$2.6	$468.3	$318.4	$120.5	$438.9	$29.3	107.2%
Mortgage	129.1	21.9	1.0	152.1	153.6	20.6	174.3	(22.1)	132.8
Title	286.6	6.6	.2	293.5	22.0	267.4	289.5	4.0	101.2
Other	18.7	1.7	.8	21.3	10.1	14.3	24.5	(3.2)	-
Consolidated	$835.4	$95.0	$4.8	$935.3	$504.3	$423.0	$927.3	$7.9	109.2%

Six Months Ended June 30, 2011

General	$1,051.4	$134.6	$52.1	$1,238.1	$758.0	$340.5	$1,098.6	$139.5	97.9%
Mortgage	225.7	32.7	1.1	259.5	496.5	40.0	536.5	(277.0)	235.5
Title	659.9	13.6	1.1	674.6	51.1	615.3	666.4	8.1	100.5
Other	43.6	3.6	1.2	48.6	22.2	33.8	56.1	(7.5)	-
Consolidated	$1,980.8	$184.6	$55.5	$2,221.0	$1,328.0	$1,029.8	$2,357.8	$(136.8)	114.6%

Six Months Ended June 30, 2010

General	$812.8	$129.3	$5.3	$947.5	$609.2	$239.6	$848.8	$98.6	102.2%
Mortgage	265.4	45.1	2.1	312.6	327.0	41.9	368.9	(56.3)	136.8
Title	541.8	13.2	.4	555.6	40.8	519.4	560.2	(4.6)	103.4
Other	43.8	3.5	1.7	49.1	21.3	29.1	50.5	(1.4)	-
Consolidated	$1,663.9	$191.3	$9.6	$1,864.9	$998.4	$830.1	$1,828.6	$36.2	108.1%

Fiscal Twelve Months Ended June 30, 2011

General	$2,020.7	$265.4	$79.4	$2,365.6	$1,510.7	$641.2	$2,151.9	$213.7	100.8%
Mortgage	459.1	72.5	3.5	535.3	935.7	81.2	1,016.9	(481.5)	219.2
Title	1,329.1	26.9	1.8	1,357.8	107.1	1,228.4	1,335.6	22.2	99.8
Other	81.2	7.4	2.0	90.7	41.2	58.5	99.8	(8.9)	-
Consolidated	$3,890.3	$372.3	$86.9	$4,349.6	$2,594.9	$2,009.3	$4,604.2	$(254.5)	114.5%

Fiscal Twelve Months Ended June 30, 2010

General	$1,697.3	$261.3	$10.7	$1,969.3	$1,292.8	$482.4	$1,775.2	$194.1	102.5%
Mortgage	623.0	92.4	5.4	720.9	890.8	90.2	981.0	(260.1)	155.5
Title	1,063.0	26.5	.8	1,090.4	84.7	1,004.6	1,089.3	1.0	101.9
Other	80.2	7.2	3.1	90.7	37.3	53.2	90.5	.1	-
Consolidated	$3,463.6	$387.6	$20.1	$3,871.4	$2,305.7	$1,630.5	$3,936.2	$(64.8)	111.8%

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Old Republic International Corporation
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Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2010 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com